QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134316, 333-117489, 33-53589, 2-94436, 333-57608, 333-57575, 333-46901, 333-41363, 333-65265, 333-41904, 333-37308, 333-70560 and 33-63958) of International Rectifier Corporation of our report dated August 1, 2008 relating to the financial statements and financial statement schedule for the fiscal year ended June 30, 2007 and the effectiveness of internal control over financial reporting as of June 30, 2007, which appears in the Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 1, 2008

QuickLinks

  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM